Example Template : 77O




















DWS CORE PLUS INCOME FUND










N-Sar February 1, 2012 - July 31,
2012










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
CBS CORP
124857AG8
2/24/2012
700,000,000
$99.10

800,000
0.11%

CS,DB,RBS,UBS,WELLS
ML
FREEPORT-MCMORAN C &
G
35671DAU9
2/8/2012
2,000,000,000
$99.75

1,320,000
0.07%

ML,BNP,CITI,HSBC,SCOTIA,GS,MIZS,
MS,DB
JPM